UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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NEUROMETRIX, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NeuroMetrix, Inc.
4b Gill Street
Woburn, Massachusetts 01801
March 16, 2020
Dear Stockholder,
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of NeuroMetrix, Inc. to be held on Tuesday, April 28, 2020, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. The attached notice of annual meeting and proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.
At the annual meeting, we will ask stockholders (i) to ratify the selection of Moody, Famiglietti & Andronico, LLP as the Corporation’s independent auditors for fiscal 2020, (ii) to consider an advisory vote on compensation of our named executive officers, and (iii) to consider an advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers. Our Board of Directors recommends the approval of each of proposals (i) and (ii) and recommends that you vote to hold the advisory vote on compensation of our named executive officers every THREE years. Such other business will be transacted as may properly come before the annual meeting.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your ongoing support. We look forward to seeing you at our annual meeting.

Sincerely,
Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President

NeuroMetrix, Inc.
4b Gill Street
Woburn, Massachusetts 01801
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
The annual meeting of stockholders of NeuroMetrix, Inc., a Delaware corporation (the “Corporation”), will be held on Tuesday, April 28, 2020, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, for the following purposes:

1.	to ratify the selection of Moody, Famiglietti & Andronico, LLP as the Corporation’s independent auditors for fiscal 2020;

2.	to consider an advisory vote on compensation of our named executive officers;

3.	to consider an advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers; and

4.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 2, 2020, the record date fixed by our Board of Directors for such purpose. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
By Order of the Board of Directors,
Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President
Waltham, Massachusetts
March 16, 2020

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the Internet or by telephone in accordance with the instructions listed on the proxy card.

4

March 16, 2020
NeuroMetrix, Inc.
4b Gill Street
Woburn, Massachusetts 01801
781-890-9989
PROXY STATEMENT
This proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card are being mailed to stockholders on or about March 16, 2020 and are furnished in connection with the solicitation of proxies by the Board of Directors of NeuroMetrix, Inc. (“NeuroMetrix”, “we”, “us”, or the “Corporation”) for use at our 2020 Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2019 annual report, which includes our financial statements for the fiscal year ended December 31, 2019.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2020.
This proxy statement and our 2019 annual report to stockholders are available for viewing, printing and downloading at https://www.viewproxy.com/neurometrix/2020
Additionally, you can find a copy of our 2019 annual report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2019 on the website of the Securities and Exchange Commission, or the SEC, at https://www.sec.gov, or in the “Financials and Filings” section of the “Investor Relations” section of our website at https://www.neurometrix.com. You may also obtain a printed copy of our annual report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attention: Secretary, NeuroMetrix, Inc, 4b Gill Street, Woburn, MA 01801. Exhibits will be provided upon written request and payment of an appropriate processing fee.
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Only common stockholders of record as of the close of business on March 2, 2020 will be entitled to vote at the meeting and any adjournments or postponements thereof. Our convertible preferred stock has no voting rights. As of that date, 1,452,224 shares of our common stock, $0.0001 par value per share (the “common stock”), were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801; (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the meeting and voting by ballot at the annual meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to proposals 1 and 2, and whether your shares should be voted for a frequency of voting on executive compensation of every one, two or three years. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•
By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on April 27, 2020.
If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:

•	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

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In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker.

The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.
Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. The stockholders will act upon Proposal 1, to ratify the selection of Moody, Famiglietti & Andronico, LLP as the Corporation’s independent auditors for fiscal 2020, Proposal 2, to consider an advisory vote on compensation of our named executive officers, and Proposal 3, to consider an advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers. We will not hold an election for a director at the meeting in 2020; Class I of the Board will remain vacant upon the conclusion of Timothy Surgenor’s term at the meeting, until such time as the Board designates a director to serve in Class I.
If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will have the authority to vote your unvoted shares only on proposal 1 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.
The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast for or against this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Moody, Famiglietti & Andronico, LLP as our independent registered public accounting firm for 2020, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 2: Advisory Vote on Executive Compensation
The affirmative vote of a majority of the votes cast for or against this proposal is required to approve the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 3: Advisory Vote on Frequency of Advisory Vote on Executive Compensation
The frequency of holding an advisory vote on compensation of our named executive officers – every three years, every two years, or every year – receiving a majority of the votes cast will be the frequency approved by our stockholders. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on executive compensation.

If you hold your shares in street name, it is critical that you cast your vote. Your bank, broker or other holder of record will not have discretion to vote uninstructed shares on the approval of the advisory vote on executive compensation (Proposal 2 of this proxy statement) or the approval of the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 3 of this proxy statement). Your bank, broker, or other holder of record does, however, continue to have discretion to vote any uninstructed shares on the ratification of the selection of our independent registered public accounting firm (Proposal 1 of this proxy statement).
The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Electronic Delivery of Future Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
If you are a stockholder of record, you can choose this option and save the Corporation the cost of producing and mailing these documents by going to https://www.astfinancial.com, accessing your account information and following the instructions provided.

BOARD MATTERS AND CORPORATE GOVERNANCE
Board of Directors
Our amended and restated certificate of incorporation, as amended, provides for a classified board of directors consisting of three staggered classes of directors (Class I, Class II and Class III). The members of each class of our Board of Directors serve for staggered three-year terms, with the terms of our Class I, Class II and Class III directors expiring upon the election and qualification of directors at the annual meetings of stockholders to be held in 2020, 2021 and 2022, respectively. As of the date that this proxy statement was mailed to stockholders:

•	our Class I director is Timothy R. Surgenor, whose term as a director is expiring at the 2020 annual meeting and who is not standing for reelection to the Board of Directors;

•	our Class II directors are Shai N. Gozani, M.D., Ph.D., and David Van Avermaete; and

•	our Class III directors are David E. Goodman, M.D. and Nancy E. Katz.
Our Board of Directors has determined that Dr. Goodman, Ms. Katz, and Mr. Van Avermaete are independent directors for purposes of the corporate governance rules contained in the Nasdaq Marketplace Rules, or the Nasdaq rules. In making the independence determination with respect to these directors, our Board of Directors has considered the materiality of any relationship that each of our directors has with us. Our Board of Directors held 13 meetings during 2019. During 2019, all our directors attended more than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by any committees of our Board of Directors on which such director served.
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
Board Committees and Meetings
Audit Committee
Our Board of Directors currently has an Audit Committee consisting of Mr. Surgenor, Chairman, Dr. Goodman and Ms. Katz. Following the April 28, 2020 Annual Meeting of Shareholders and the conclusion of Mr. Surgenor’s term as a director, Dr. Goodman will assume the role of Audit Committee Chairman and Mr. Van Avermaete will join the Committee. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance”. The role and responsibilities of our Audit Committee are set forth in the Audit Committee’s written charter and include, among other functions, assisting the Board of Directors in overseeing the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our registered public accounting firm. Mr. Surgenor, Dr. Goodman, Ms. Katz, and Mr. Van Avermaete are all “independent” as that term is defined in the rules of the SEC and the applicable Nasdaq rules relating to audit committee members. Our Board of Directors has concluded that Dr. Goodman qualifies as an “audit committee financial expert” as such term is defined in SEC rules. The Audit Committee held four meetings during 2019. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Compensation Committee
Our Board of Directors has a Compensation Committee consisting of Dr. Goodman and Mr. Van Avermaete. Dr. Goodman and Mr. Van Avermaete are “independent directors” as that term is defined in the Nasdaq rules. The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance.” The role and responsibilities of our Compensation Committee are set forth in the Compensation Committee’s written charter and include, among other functions, having direct responsibility for the oversight of all the compensation plans, policies, and programs of the Corporation in which the directors and executive officers participate, and certain other incentive and equity plans in which all other employees of the Corporation participate. The Compensation Committee did not meet separately during 2019, but conducted its business during meetings of the full Board.
The Compensation Committee typically meets at least two times each year in connection with the consideration and determination of executive compensation. Depending on the nature of the matter to be discussed, these meetings may occur at regularly scheduled times or may be special meetings. Specific agenda items are typically determined by the members of the Compensation Committee and our Chief Executive Officer. The Compensation Committee has the authority to determine all compensation payable to our executive officers. For annual and other compensation decisions, our Chief Executive Officer typically provides detailed information to the Compensation Committee regarding the performance of our executive officers, to the extent relevant, and makes detailed recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding his own. The Compensation Committee also considers the result of the most recent shareholder advisory vote on executive compensation. The Compensation Committee ultimately made all determinations regarding compensation payable to our executive officers throughout the year.
The Compensation Committee typically utilizes an incentive compensation plan for management. This plan employs quantitative metrics established early in the fiscal year in developing a corporate performance rating. The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and applies judgment in arriving at an overall corporate performance rating or “factor”. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by achievement toward specific performance metrics. During 2019, as the Company focused on restructuring the business for sustainability, ultimately leading to growth, the Compensation Committee did not establish incentive compensation goals and did not create a 2019 management bonus pool.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee relied upon informal inquiries of the Corporation’s Human Resources Consultant with respect to 2019 salaries and equity awards, bonus opportunities and bonus determinations.
The Compensation Committee also typically reviews our director compensation on at least an annual basis. Our Chief Executive Officer may make recommendations to the Compensation Committee regarding director compensation.
Nominating and Corporate Governance Committee
Our Board of Directors currently has a Nominating and Corporate Governance Committee consisting of Mr. Surgenor and Mr. Van Avermaete. Following the April 28, 2020 Annual Meeting of Shareholders, Ms. Katz will join the Committee in place of Mr. Surgenor. Mr. Van Avermaete, Ms. Katz and Mr. Surgenor are “independent directors” as that term is defined in the Nasdaq rules. The Nominating and Corporate Governance Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance”. The role and responsibilities of our Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee’s written charter and include, among other functions, providing leadership in shaping the corporate governance of the Corporation, leading the Board of Directors in its annual review of the Board’s performance, assisting the Board by identifying individuals, consistent with the Board’s criteria, who are qualified to become Board members, recommending to the Board the director nominees for the next annual meeting of shareholders or for filling newly created directorships resulting from an increase in the size of the Board or vacancies, and recommending to the Board director nominees for each committee. The Nominating and Corporate Governance Committee held one meeting in 2019 with concurrent participation of all NeuroMetrix board members.
Policy Governing Director Attendance at Annual Meetings
The Board of Directors has adopted a policy that all directors are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable due to unavoidable conflicts. All of our current directors in office at the time of the 2019 Annual Meeting of Stockholders were in attendance in person or via conference call.
Policies Governing Director Nominations
Securityholder Recommendations
The Nominating and Corporate Governance Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of our stockholders entitled to vote in the election of directors in compliance with the procedures established from time to time by the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at 4b Gill Street, Woburn, Massachusetts 01801, who will forward all recommendations to the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates for our 2021 annual meeting of stockholders must be submitted to our Secretary on or before November 16, 2020 and must include the following information:

•	the name and address of record of the stockholder;

•
a representation that the securityholder is a record holder of our stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”);

•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	the names of other public companies in which such person holds or has held directorships during the past five years;

•
a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time;

•	a description of all arrangements or understandings between the securityholder and the proposed director candidate;

•
the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Board Membership Criteria
The Nominating and Corporate Governance Committee has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating and Corporate Governance Committee-recommended nominee for a position on the Board of Directors. The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Nominating and Corporate Governance Committee, to be highly effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the interests of our company and stockholders. In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that:

•	the Board of Directors will be comprised of a majority of “independent directors” in accordance with the Nasdaq rules;

•	each of our Audit, Compensation, and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors;

•	each member of our Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and

•
at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee, when recommending that the Board of Directors select persons for nomination, may consider diversity among its members and whether the nominee has direct experience in the industry or in the markets in which we operate. The Nominating and Corporate Governance Committee strives where appropriate to achieve a diverse balance of professional expertise and backgrounds, including expertise in finance, operations, and strategy and backgrounds in health care, medical devices, and other industries.
The Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve our interests and the interests of our stockholders.
Identifying and Evaluating Nominees
The Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been recommended to it by a securityholder in compliance with the Nominating and Corporate Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the

Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of each proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. Based on these considerations, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve the interests of our company and stockholders. The Nominating and Corporate Governance Committee will evaluate proposed director candidates who have been recommended by securityholders in compliance with the policies and procedures established by the Nominating and Corporate Governance Committee in the same manner as all other proposed director candidates being considered by the Nominating and Corporate Governance Committee, with no regard to the source of the initial recommendation of such proposed director candidate.
Board Leadership Structure
The positions of chairman of the Board and chief executive officer of the Corporation have historically been combined, and Dr. Gozani currently holds both positions. We believe this Board leadership structure is appropriate because of the efficiencies achieved in having the role of chief executive officer and chairman combined, and because the detailed knowledge of our day-to-day operations and business that the chief executive officer possesses greatly enhances the decision-making processes of the Board of Directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Gozani in attendance. We do not have a lead independent director.
Board’s Role in Risk Oversight
Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. Our Board’s role in risk oversight has not, to date, had any effect on the Board’s leadership structure.
While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, the Audit Committee and Compensation Committee assist the Board of Directors in fulfilling that responsibility. The Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements, and the Compensation Committee assists the Board of Directors in its oversight of the evaluation and management of risks related to our compensation policies and practices.
Communications with the Board
If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NeuroMetrix, Inc., c/o Secretary, NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801.

We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available on our website at https://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance,” and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under SEC rules or, to the extent permitted, by Nasdaq rules. A current copy of the Code of Business Conduct and Ethics may also be obtained, without charge, upon written request directed to us at: NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801, Attention: Compliance Officer.

Introduction
We have one Class I director with a term expiring at our 2020 Annual Meeting of Stockholders: Timothy R. Surgenor. Mr. Surgenor, having served on the Board for eleven years, is not standing for reelection, and as such his term will expire at the 2020 annual meeting. Our Board of Directors is not nominating a Class I director at this time, so Class I will remain vacant until such time as a nominee is appointed by the Board.
Information Regarding the Directors and Executive Officers
The following table and biographical descriptions set forth certain information with respect to each continuing director who is not standing for election, and the executive officers who are not directors, based on information furnished to us by the directors, and executive officers, as of March 2, 2020.

Name	Age	Position
Shai N. Gozani, M.D., Ph.D.	55	Chairman of the Board, Chief Executive Officer, President and Secretary
Thomas T. Higgins	68	Senior Vice President, Chief Financial Officer and Treasurer
Francis X. McGillin	59	Senior Vice President, Chief Commercial Officer
David E. Goodman, M.D. (1) (2)	63	Director
Nancy E. Katz (1) (2)	60	Director
David Van Avermaete (1) (2) (3)	68	Director

(1)    Member of Audit Committee.
(2)    Member of Compensation Committee.
(3)    Member of Nominating and Corporate Governance Committee.
Directors Whose Terms Extend Beyond the Annual Meeting
Shai N. Gozani, M.D., Ph.D. founded our company in 1996 and currently serves as Chairman of our Board of Directors and as our President, Chief Executive Officer and Secretary. Since founding our company in 1996, Dr. Gozani has served in a number of positions at our company including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, Chief Executive Officer since 1997 and Secretary since July 2008. Dr. Gozani holds a B.A. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to forming our company, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry. The Board has concluded that Dr. Gozani should serve as a director because Dr. Gozani’s extensive knowledge of engineering and neurophysiology, combined with the unique understanding of our technology and business he has gained as our founder and as a key executive, provides invaluable insight to our Board and to the entire organization.
David E. Goodman, M.D., M.S.E. has served as a member of our Board of Directors since June 2004. Since 2013, Dr. Goodman has been running his own independent primary care medical practice where he also manages the care of first responders (police, fire, EMS) injured in the line of duty. From 2013-2016, Dr. Goodman has served as CEO of FeetFirst, a technology-focused healthcare services company he co-founded that is committed to preventing the devastating and expensive microvascular complications of diabetes. From 2014 - 2016, Dr. Goodman served as a director of Xtant Medical (OTC QX: BONE), a comprehensive supplier of orthopedic and spine surgery products. From 2012 – 2015, Dr. Goodman served as CMO of FirstVitals, a healthcare services company focused on wellness and prevention. Since 2011, Dr. Goodman has also served as an independent consultant. During 2010, Dr. Goodman served as President and Chief Executive Officer of SEDline, Inc., a research-focused company with the mission to expand the scope and applications for neuromonitoring. From 2008 to 2009, Dr. Goodman served as Executive Vice President of Business Development for Masimo Corporation, a manufacturer of non-invasive patient monitors. From 2006 to 2008, Dr. Goodman served as an independent consultant providing product design, regulatory and analytical consulting services to medical device and biopharmaceutical companies and also served in this capacity from 2003 to 2004 and from 2001 to 2002. From 2005 to 2006, Dr. Goodman served as President and Chief Executive Officer of BaroSense, Inc., a medical device company focused on developing minimally invasive devices for the long-term treatment of obesity. From 2004 to 2005, Dr. Goodman served as President and Chief Executive Officer of Interventional Therapeutic Solutions, Inc., an implantable drug delivery systems company. From 2002 to 2003, Dr. Goodman served as Chairman, President and Chief Executive Officer of Pherin Pharmaceuticals, a pharmaceutical discovery and development company. From 1994 to 2001, Dr. Goodman held various positions, including Chief Executive Officer, Chief Medical Officer and director, for LifeMasters Supported SelfCare, Inc., a disease management services company that Dr. Goodman founded. Dr. Goodman also served as a director of Sound Surgical Technologies LLC, a private manufacturer of aesthetic surgical tools from 2011 until its acquisition by Solta Medical (Nasdaq:SLTM) in 2013. Dr. Goodman holds a B.A.S. in applied science and bioengineering and a M.S.E. in bioengineering from the University of Pennsylvania. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology. Dr. Goodman holds 22 issued and pending patents and is a practicing physician with licenses in California and Hawaii. The Board has concluded that Dr. Goodman should serve as a director because Dr. Goodman’s medical and engineering background and his many years of executive experience in the medical device industry provide important experience and expertise to the Board.
Nancy E. Katz has served as a member of our Board of Directors since December 2010. From May 2011 to August 2014, Ms. Katz served as Vice President, Consumer Marketing at Medtronic, Inc., a medical technology company. From July 2005 to July 2010, Ms. Katz was Senior Vice President, Bayer Diabetes Care — North America. Prior to this position, she was President and Chief Executive Officer of Calypte Biomedical Corporation, a manufacturer of HIV diagnostics, President of Zila Pharmaceutical, Inc., a manufacturer of oral care products, and held senior marketing positions with the Lifescan division of Johnson & Johnson (blood glucose diabetes products), Schering-Plough Healthcare Products, and with American Home Products. Since October 2016, Ms. Katz has served on the Board of Directors of Cyanotech Corporation (Nasdaq: CYAN). She has previously served on the Boards of Directors of Neoprobe Corporation (AMEX: NEOP), Calypte Biomedical Corporation, LXN Corporation and Pepgen Corporation. She received a B.S. in business from the University of South Florida. The Board has concluded that Ms. Katz should serve as a director because her experience in diabetes care and marketing into the diabetes sector provides valuable insight to the Board and management in our diabetes strategy.
David Van Avermaete has served as a member of our Board of Directors since September 2013. Since January 2015, Mr. Van Avermaete has served as President of Inject Safe Technologies, a privately held company that has developed a bandage specifically designed to support injections. From April 2004 to February 2013, Mr. Van Avermaete served as Chief Executive Officer of VeraLight, Inc., a medical device company he founded, that focuses on non-invasive screening for type 2 diabetes. From 2000 to 2004, Mr. Van Avermaete served as Senior Vice President Non-Invasive Technology of InLight Solutions, a Johnson & Johnson company focused on transformational technology in the diabetes field. From 1998 to 2000, Mr. Van Avermaete served as U.S. President of the LifeScan division of Johnson & Johnson and, from 1990 to 1998, in various senior level positions at LifeScan concentrating in sales and marketing. Previously, Mr. Van Avermaete served as Vice President Sales and Marketing at Biotope, Director of Marketing at Roche Diagnostics, and Director of Marketing and Sales at Syntex Medical

Diagnostics. Mr. Van Avermaete received a Master of Business Administration and a Master of Science Degree in Microbiology from the University of Arizona and a Bachelor of Science Degree in medical technology and chemistry from Ball State University. The Board has concluded that Mr. Van Avermaete should serve as a director because his executive level experience in the medical device and diabetes field, as well as in entrepreneurial ventures, provides the Board with a valuable perspective in commercializing medical device products.
Executive Officers Who are Not Directors
Thomas T. Higgins has served as our Senior Vice President, Chief Financial Officer and Treasurer since September 2009. Prior to joining NeuroMetrix, from January 2005 to March 2008, Mr. Higgins was Executive Vice President and Chief Financial Officer at Caliper Life Sciences, Inc., a provider of technology and services for life sciences research. Before Caliper, Mr. Higgins was Executive Vice President, Operations and Chief Financial Officer at V.I. Technologies, Inc. (Vitex), a biotechnology company addressing blood safety. Before Vitex, Mr. Higgins served at Cabot Corporation in various senior finance and operations roles. His last position at Cabot was President of Distrigas of Massachusetts Corporation, a subsidiary involved in the liquefied natural gas business, and prior to that he was Vice President and General Manager of Cabot’s Asia Pacific carbon black operations. Before joining Cabot, Mr. Higgins was with PricewaterhouseCoopers where he started his career. Mr. Higgins holds a BBA with honors from Boston University.
Francis X. McGillin has served as Senior Vice President and Chief Commercial Officer since August 2014. Prior to joining NeuroMetrix, from September 2001 to January 2014, Mr. McGillin was Vice President and General Manager at Philips, having served in a number of senior marketing and management positions in the company’s consumer and healthcare businesses. His last role with Philips, was leading the globalization of the Philips Sonicare business. Before Philips, Mr. McGillin, was Executive Director, Marketing at Johnson & Johnson, working across a number of the company’s global consumer brands. Mr. McGillin holds a MBA from Fordham University and a BS degree from Northeastern University. As noted elsewhere in this proxy statement, Mr. McGillin’s employment with us will conclude on March 31, 2020.

DIRECTORS’ COMPENSATION
As of December 31, 2019, the non-employee members of our Board of Directors were entitled to receive annual cash compensation in the amount of $15,000 for service as a member of our Board of Directors, which is paid in four quarterly installments. In addition, these non-employee directors were entitled to receive $2,000 for each board or committee meeting that they attend, provided that they are not entitled to additional compensation for attending committee meetings that occur on the same day as a board meeting which they attend. This cash compensation is in addition to any stock options or other equity compensation that we determine to grant to our directors. Dr. Gozani, the only member of our Board of Directors who is also an employee, is not separately compensated for his service on our Board of Directors.
In addition to the compensation described above, we reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any committees thereof.
The following table shows compensation information with respect to services rendered to us in all capacities during the fiscal year ended December 31, 2019 for each non-employee member of the Board of Directors.
Director Compensation Table — 2019

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total Compensation ($)
David E. Goodman, M.D. (1)	47,000	—	47,000
Nancy E. Katz (2)	49,000	—	49,000
Timothy R. Surgenor (3)	54,000	—	54,000
David Van Avermaete (4)	41,000	—	41,000

(1)	As of December 31, 2019, Dr. Goodman held options to purchase 1,694 shares of common stock, 1,323 of which were vested.

(2)	As of December 31, 2019, Ms. Katz held options to purchase 1,697 shares of common stock, 1,325 of which were vested.

(3)	As of December 31, 2019, Mr. Surgenor held options to purchase 1,694 shares of common stock, 1,323 of which were vested.

(4)	As of December 31, 2019, Mr. Van Avermaete held options to purchase 1,725 shares of common stock, 1,353 of which were vested.

COMPENSATION OF EXECUTIVE OFFICERS
Summary of Executive Compensation
The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2019 and 2018 to (i) our Chief Executive Officer, and (ii) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2019 and were serving as executive officers as of such date (we refer to these individuals as the “named executive officers”):
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Shai N. Gozani, M.D. Ph.D. Chairman of the Board, Chief Executive Officer, President and Secretary	2019	422,200	—	352,830	—	775,030
	2018	415,000	—	63,211	—	478,211
Thomas T. Higgins Senior Vice President, Chief Financial Officer and Treasurer	2019	325,000	—	176,415	—	501,415
	2018	325,000	—	31,606	—	356,606
Frank McGillin Senior Vice President, and Chief Commercial Officer	2019	357,500	—	—	—	357,500
	2018	341,250	—	31,606	—	372,856

(1)
These amounts include the aggregate grant date fair value for option awards granted during fiscal years 2019 and 2018 computed in accordance with FASB ASC Topic 718. The amount of each grant is set forth below under “Discussion of Summary Compensation Table — Long-Term Incentive Compensation.” A discussion of the assumptions used in determining grant date fair value may be found in Note 3 to our Financial Statements, included in our Annual Report on Form 10-K for fiscal year 2019.

Discussion of Summary Compensation Table

The compensation paid to the named executive officers may include salary, cash incentive compensation, and equity incentive compensation. The terms of employment agreements that we have entered into with our named executive officers are described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”
Cash Compensation
We pay our executive officers a base salary which we review and determine annually. For 2019, the base salaries for our executive officers were Dr. Gozani —$422,200, Mr. Higgins —$325,000, and Mr. McGillin —$357,500. On December 29, 2019, the Compensation Committee approved a grant of stock options and a reduction in cash compensation for certain of our executive officers. Effective as of January 1, 2020, the base salary for Dr. Gozani was adjusted to $1 and the base salary for Mr. Higgins was adjusted to $150,000. Mr. McGillin’s base salary remained at $357,500 during the first quarter of 2020. On March 15, 2020, the Company and Mr. McGillin entered into a Separation Agreement ending his employment with the Company as of March 31, 2020. The Separation Agreement provides Mr. McGillin with separation benefits of $75,000 plus a NeuroMetrix stock grant of 31,000 shares, after tax, and health care benefits during 2020. Mr. McGillin agreed to provide the Company transition support as reasonably needed during the first half of 2020.
Bonus Payments
In 2019, each executive officer had an annual bonus target which is expressed as a percentage of base salary. For 2019, executive officer bonus targets as a percentage of base salary were as follows: Dr. Gozani — 62.5%; Mr. Higgins — 50%; and Mr. McGillin — 40%.
The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and also applies judgment in arriving at an overall corporate performance rating or “factor”. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by achievement toward specific performance metrics. During 2019, as the Company focused on restructuring the business for sustainability, ultimately leading to growth, the Compensation Committee did not establish incentive compensation goals and did not create a 2019 management bonus pool.
Long-Term Incentive Compensation
We grant long-term equity incentive awards in the form of stock options and restricted shares to executives as part of our total compensation package. In January 2018, the Compensation Committee awarded the following equity grants comprised of stock options, to our named executive officers under our 2004 Stock Plan in the following amounts: Dr. Gozani — 75,000 options; Mr. Higgins — 37,500 options; and Mr. McGillin — 37,500 options. The stock options referred to above have a term of three years and were 100% vested on grant date. To contribute to simplifying the Company’s capital structure, in 2019 the executive officers forfeited the 2018 option grant and all other options held by them.
On December 29, 2019, the Compensation Committee approved a reduction in cash compensation and a grant of stock options to certain of our executive officers under our 2004 Stock Plan in the following amounts: Dr. Gozani — 100,000 options; and Mr. Higgins — 50,000 options. These stock options expire on December 29, 2029 and vest quarterly over one year from the date of grant.

Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee is employed by us and for a period of three months thereafter, unless such termination is upon death or disability, in which case the grantee may continue to exercise the option for a period of 12 months, or for cause, in which case the option terminates immediately. Vesting of stock options is also subject to acceleration in some certain circumstances in connection with a change-in-control as described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”

Amended and Restated Management Retention and Incentive Plan
Our Board of Directors implemented the Amended and Restated Management Retention and Incentive Plan, or the MRIP, under which a portion of the consideration payable upon a change of control transaction, as defined in the MRIP, would be paid to our executive officers and certain other key employees. The MRIP was designed to retain these individuals during the critical, early commercialization phases of our diabetes and pain initiatives while providing management with an incentive to rapidly build corporate value potentially leading to a change of control transaction.
In the event of a change of control transaction, subject to the participant’s continued employment or service with us, the participant shall receive cash consideration equal to a fixed percentage of the value of the change of control transaction to be received by the Corporation or our stockholders, net of expenses. Each participant’s payment shall be reduced by the value of any common stock equivalents held by the participant and assumed by the successor company in the change of control transaction.
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth information with respect to our named executive officers concerning the outstanding equity awards as of December 31, 2019.

	Option Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
	Exercisable (#)	Unexercisable (#)
Shai N. Gozani, M.D., Ph.D.	—	100,000	(1)	4.58	12/29/2029
Thomas T. Higgins	—	50,000	(2)	4.58	12/29/2029

(1)	Reflects the unexercised portion of a stock option for 100,000 shares of common stock that was granted on December 29, 2019. The option vests quarterly until fully vested.

(2)	Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on December 29, 2019. The option vests quarterly until fully vested.

Employment Agreements and Potential Payments upon Termination or Change-in-Control
Shai N. Gozani, M.D., Ph.D.
We entered into an employment agreement with Dr. Gozani, effective as of June 21, 2004, amended on December 31, 2008 and December 31, 2019. Under the terms of the employment agreement, Dr. Gozani is to be paid an annual base salary determined by the Compensation Committee. Dr. Gozani’s salary for 2019 was $422,200. Effective January 1, 2020, his salary is $1.00, subject to periodic review and adjustment at our discretion. In connection with this change to Dr. Gozani’s salary, he received a grant of options to purchase 100,000 shares of our common stock. In 2019, Dr. Gozani was eligible to receive an annual cash performance bonus of up to 62.5% of his annual salary if certain performance objectives, determined by Dr. Gozani and our Compensation Committee, were met. Effective January 1, 2020, Dr. Gozani is eligible to receive an annual performance bonus payable in stock.
The employment agreement may be terminated by us with or without cause or by Dr. Gozani. Under the terms of the employment agreement in effect in 2019, if (1) we terminated Dr. Gozani for any reason other than willful non-performance of his duties under the employment agreement, intentional fraud or dishonesty with respect to our business or conviction of a felony, which we refer to as a termination without cause, or (2) Dr. Gozani resigned as a result of a reduction in his responsibilities with us, reduction in his status with us, reduction of his salary, relocation of our corporate offices more than 35 miles from their current location or breach by us of the employment agreement, which we refer to as a termination for good reason, Dr. Gozani would have been entitled to his full base salary at his then-current annual rate of pay, plus benefits and applicable bonus payments, through the date of his termination. In addition, in the event of such a termination, we would have continued to pay Dr. Gozani his then-current annual base salary for one year following the termination. Additionally, Dr. Gozani would have been entitled to his full annual cash performance bonus in the year that any of the following transactions occurred:

•	a sale of substantially all of our assets;

•	a merger or combination with another entity, unless the merger or combination does not result in a change in ownership of our voting securities of more than 50%; or

•	the sale or transfer of more than 50% of our voting securities.

Effective January 1, 2020, if (1) we terminate Dr. Gozani for cause or if he resigns for other than good reason, Dr. Gozani will not be entitled to any separation benefits; (2) we terminate Dr. Gozani’s employment without cause other than within six months prior to or 12 months following a change in control of the Corporation or Dr. Gozani resigns for good reason, he will be entitled to receive separation benefits equal to his prior base salary of $415,000 and continuation of health benefits for a period of twelve months from the date of such termination; (3) we terminate Dr. Gozani’s employment within six months prior to or 12 months following a change in control of the Corporation or Dr. Gozani resigns for good reason, he will be entitled to the same benefits as described in (2) above, and in addition, we will accelerate his rights to exercise shares under any stock option grants; and (4) Dr. Gozani dies or becomes totally disabled, we will accelerate the rights of his representative to exercise shares under and stock option grants.
Thomas T. Higgins
We entered into an Employment Agreement with Mr. Higgins on October 27, 2014, amended December 31, 2019, which provides for our employment of Mr. Higgins as our Senior Vice President, Chief Financial Officer and Treasurer. In 2019, Mr. Higgins’ annual salary was $325,000. Effective January 1, 2020, Mr. Higgins’ annual salary is $150,000, subject to periodic review and adjustment at our discretion. In connection with this change to Mr. Higgins’ salary, he received a grant of options to purchase 50,000 shares of our common stock. Under the Employment Agreement, Mr. Higgins is also eligible to receive an annual performance bonus, payable in stock, of up to 50% of his annual salary. Under the terms of the Employment Agreement, if (1) we terminate Mr. Higgins for cause or if he resigns for other than good reason, Mr. Higgins will not be entitled to any separation benefits; (2) we terminate Mr. Higgins’ employment without cause other than within six months prior to or 12 months following a change in control of the Corporation or Mr. Higgins resigns for good reason, he will be entitled to receive separation benefits equal to his prior base salary of $325,000 and continuation of health benefits for a period of twelve months from the date of such termination; (3) we terminate Mr. Higgins’ employment within six months prior to or 12 months following a change in control of the Corporation or Mr. Higgins resigns for good reason, he will be entitled to the same benefits as described in (2) above, and in addition, we will accelerate his rights to exercise shares under any stock option grants; and (4) Mr. Higgins dies or becomes totally disabled, we will accelerate the rights of his representative to exercise shares under and stock option grants. In connection with the Employment Agreement, Mr. Higgins executed a Confidentiality & Non-Compete Agreement with the Corporation.
Frank McGillin
We entered into an Employment Agreement with Mr. McGillin on August 14, 2014 in connection with his joining the Corporation, which provides for our employment of Mr. McGillin as our Senior Vice President and Chief Commercial Officer. In 2019, Mr. McGillin’s annual salary was $357,500, subject to periodic review and adjustment at our discretion. Under the Employment Agreement, Mr. McGillin is also eligible to receive an annual performance bonus, payable in cash or stock, of up to 40% of his annual salary. Under the terms of the Employment Agreement, if (1) we terminate Mr. McGillin for cause or if he resigns for other than good reason, Mr. McGillin will not be entitled to any separation benefits; (2) we terminate Mr. McGillin’s employment without cause other than within six months prior to or 12 months following a change in control of the Corporation or Mr. McGillin resigns for good reason, he will be entitled to receive separation benefits equal to his base salary, target bonus amount and continuation of health benefits for a period of twelve months from the date of such termination; (3) we terminate Mr. McGillin’s employment within six months prior to or 12 months following a change in control of the Corporation or Mr. McGillin resigns for good reason, he will be entitled to the same benefits as described in (2) above, and in addition, we will accelerate his rights to exercise shares under any stock option grants; and (4) Mr. McGillin dies or becomes totally disabled, we will accelerate the rights of his representative to exercise shares under and stock option grants. In connection with the Employment Agreement, Mr. McGillin executed a Confidentiality & Non-Compete Agreement with the Corporation.
On March 15, 2020, we entered into a Separation Agreement with Mr. McGillin. Under the Separation Agreement, Mr. McGillin’s employment will conclude as of March 31, 2020. Mr. McGillin will receive cash separation benefits of $75,000 and a grant of NeuroMetrix common stock of 31,000 shares, after tax withholdings. Mr. McGillin will continue to receive health care insurance benefits during 2020. Mr. McGillin will provide the Company with transition support as reasonably needed during the first half of 2020.
Confidentiality and Non-Competition Agreements
Dr. Gozani, Mr. Higgins, and Mr. McGillin have each entered into a confidentiality and non-competition agreement with us, which provides for protection of our confidential information, assignment to us of intellectual property developed by the executive officer and non-compete and non-solicitation obligations that are effective during, and for 12 months following termination of, the executive officer’s employment.
Eleventh Amended and Restated 2004 Stock Option and Incentive Plan
Under our 2004 Stock Plan, in the event of a merger, sale or dissolution of our company, or a similar “sale event,” all outstanding awards under our 2004 Stock Plan, unless otherwise provided for in a particular award, will terminate unless the parties to the transaction, in their discretion, provide for assumption, continuation or appropriate substitutions or adjustments of these awards. In the event that the outstanding awards under our 2004 Stock Plan terminate in connection with a sale event, all stock options and stock appreciation rights granted under our 2004 Stock Plan will automatically become fully exercisable and all other awards granted under our 2004 stock plan will become fully vested and non-forfeitable as of the effective time of the sale event. The administrator may also provide for a cash payment with respect to outstanding options and stock appreciation rights in exchange for the cancellation of such awards.
Hedging Policy
We do not have a hedging policy, but our code of conduct discourages short sales and trading in our stock on a short term basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning beneficial ownership as of March 2, 2020, except as noted below, of our common stock by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to beneficially own more than five percent of our common stock.

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 2, 2020, including any shares that could be purchased by the exercise of options or warrants on or within 60 days after March 2, 2020. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 2, 2020 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Each stockholder’s percentage ownership is based on 1,452,224 shares of our common stock outstanding as of March 2, 2020 plus the number of shares of common stock that may be acquired by such stockholder upon exercise of options or warrants that are exercisable on or within 60 days after March 2, 2020.
Unless otherwise indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, except to the extent authority is shared by spouses under community property laws.

	Amount and Nature of Beneficial Ownership			Percent of Class of Total
Name and Address(1) of Beneficial Owner	Common Stock	Options(2)	Total
Shai N. Gozani, M.D., Ph.D.	15,380	25,000	40,380	2.7
Thomas T. Higgins	8,344	12,500	20,844	1.4
Francis X. McGillin	4,850	—	4,850	*
David E. Goodman, M.D.	3	1,391	1,394	*
Timothy R. Surgenor	23	1,391	1,414	*
Nancy E. Katz	3	1,394	1,397	*
David Van Avermaete	—	1,422	1,422	*
All Current Directors and Executive Officers as a group (7 persons)	28,603	43,098	71,701	4.8%
*    Represents less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801.

(2)	Includes all options that are exercisable on or within 60 days from March 2, 2020 by the beneficial owner, except as otherwise noted.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2019.
Equity Compensation Plan Information as of December 31, 2019

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	164,980	$7.16	261,356 (2)
Equity compensation plans not approved by security holders(3)	—	—	1,250
Totals	164,980	$7.16	262,606

(1)
Includes information related to our Amended and Restated 1996 Stock Option/Restricted Stock Plan, Amended and Restated 1998 Equity Incentive Plan, Eleventh Amended and Restated 2004 Stock Option and Incentive Plan, and Fourth Amended and Restated 2010 Employee Stock Purchase Plan.

(2)
As of December 31, 2019, there were 250,410 shares available for future grant under the Eleventh Amended and Restated 2004 Stock Option and Incentive Plan and 10,946 shares available under the Fourth Amended and Restated 2010 Employee Stock Purchase Plan. No new stock grants or awards will be made under the Amended and Restated 1996 Stock Option/Restricted Stock Plan or the Amended and Restated 1998 Equity Incentive Plan.

(3)
Includes information related to our Amended and Restated 2009 Non-Qualified Inducement Stock Plan, which is designed to provide equity grants to new employees. Pursuant to this plan, we were authorized to issue Non-Qualified Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

AUDIT COMMITTEE REPORT
The undersigned members of the Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of the Nasdaq Marketplace Rules, submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2019 as follows:
1.    The Audit Committee has reviewed and discussed with management and Moody, Famiglietti, and Andronico, LLP, our independent registered public accounting firm, the audited financial statements for the Corporation for the fiscal year ended December 31, 2019;
2.    The Audit Committee has discussed with representatives of Moody, Famiglietti, and Andronico, LLP the matters required to be discussed with them in accordance with applicable auditing standards; and
3.    The Audit Committee has received the written disclosures and the letter from Moody, Famiglietti, and Andronico, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Moody, Famiglietti, and Andronico, LLP’s communications with the audit committee concerning independence, and has discussed with Moody, Famiglietti, and Andronico, LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee’s roles and responsibilities are set forth in our charter adopted by the Board, which is available on our website at https://www.neurometrix.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Moody, Famiglietti, and Andronico, LLP. The Audit Committee reviews NeuroMetrix’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of NeuroMetrix’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of Moody, Famiglietti, and Andronico, LLP, which is engaged to audit and report on the financial statements of NeuroMetrix.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Moody, Famiglietti, and Andronico, LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NeuroMetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Respectfully submitted by the Audit Committee:

Timothy R. Surgenor, Chairman
David E. Goodman, M.D.
Nancy E. Katz

PROPOSAL 1: RATIFICATION OF SELECTION OF AUDITORS
Introduction
The Audit Committee of the Board of Directors has selected the firm of Moody, Famiglietti, and Andronico, LLP, independent registered public accounting firm, to serve as our auditors for the year ending December 31, 2020. It is expected that a representative of Moody, Famiglietti, and Andronico, LLP will be present at the annual meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.
In deciding to appoint Moody, Famiglietti, and Andronico, LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Moody, Famiglietti, and Andronico, LLP and concluded that Moody, Famiglietti, and Andronico, LLP has no commercial relationship with the Corporation that would impair its independence for the fiscal year ending December 31, 2020.
Vote Required
The selection of our independent registered public accounting firm for the year ending December 31, 2020 will be ratified upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions will have no effect on the vote on such matter. However, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of this selection by our stockholders is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF MOODY, FAMIGLIETTI, AND ANDRONICO, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ACCOUNTING FEES
Aggregate fees for professional services rendered by Moody, Famiglietti, & Andronico, LLP for the years ended December 31, 2019 and 2018 are as follows:
Audit Fees
The audit fees for Moody, Famiglietti, & Andronico, LLP for professional services rendered for the 2019 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q, issuance of consents, and review of documents filed with the SEC totaled $151,708, of which $54,708 was billed in 2019 and $97,000 was billed in 2020.
The audit fees for Moody, Famiglietti, & Andronico, LLP for professional services rendered for the 2018 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q, issuance of consents, and review of documents filed with the SEC totaled $141,614, of which $47,364 was billed in 2018 and $94,250 was billed in 2019.
Audit-Related Fees
There were no audit-related fees for Moody, Famiglietti, & Andronico, LLP in 2019 and 2018.
All Other Fees
There were no other fees for Moody, Famiglietti, & Andronico, LLP in 2019 and 2018.
Tax Fees
There were no tax fees for Moody, Famiglietti, & Andronico, LLP in 2019 and 2018.
Pre-Approval Policies and Procedures
The Audit Committee approved all audit and non-audit services provided to us by Moody, Famiglietti, & Andronico, LLP during the 2019 and 2018 fiscal years.

PROPOSAL 2: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THE PROXY STATEMENT
General
As required by Section 14A of the Securities Exchange Act, we are seeking your advisory vote on the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Compensation of Executive Officers.” Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. You are being asked to vote on the following advisory resolution:
RESOLVED, the compensation paid to the Corporation’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the related compensation tables, notes and narrative to the proxy statement, is hereby approved.
The compensation of our named executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term shareholder value and position the Corporation for long-term success. The mix of fixed and performance based compensation and the terms of long-term incentive awards as well as the terms of executives’ employment agreements, are all designed to enable the Corporation to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.
We pay our executive officers a base salary, which we review and determine annually. On December 29, 2019, the Compensation Committee approved a grant of stock options and a reduction in cash compensation for certain of our executive officers. Effective as of January 1, 2020, the base salary for Dr. Gozani was adjusted to $1 and the base salary for Mr. Higgins was adjusted to $150,000. Mr. McGillin’s base salary remained at $357,500 during the first quarter of 2020. On March 15, 2020, the Company and Mr. McGillin entered into a Separation Agreement ending his employment with the Company as of March 31, 2020. The Separation Agreement provides Mr. McGillin with separation benefits of $75,000 plus a NeuroMetrix stock grant of 31,000 shares, after tax, and health care benefits during 2020. Mr. McGillin agreed to provide the Company transition support as reasonably needed during the first half of 2020. Further, Mr. McGillin did not receive an option grant on December 29, 2019, as previously reported.
Each executive officer has an annual bonus target which is expressed as a percentage of base salary. For 2019, executive officer bonus targets as a percentage of base salary were as follows: Dr. Gozani — 62.5%; Mr. Higgins — 50%; and Mr. McGillin — 40%.
The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and also applies judgment in arriving at an overall corporate performance rating or “factor”. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by achievement toward specific performance metrics. During 2019, as the

Company focused on restructuring the business for sustainability, ultimately leading to growth, the Compensation Committee did not establish incentive compensation goals and did not create a 2019 management bonus pool.

The Board of Directors also implemented the Amended and Restated Management Retention and Incentive Plan, or the MRIP, under which a portion of the consideration payable upon a change of control transaction, as defined in the MRIP, would be paid to our executive officers and certain other key employees. The MRIP was designed to retain these individuals during the critical, early commercialization phases of our diabetes and pain initiatives while providing management with an incentive to rapidly build corporate value potentially leading to a change of control transaction.
Vote Required
The advisory vote on executive compensation will be approved upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not included in the number of votes cast for and against this matter and therefore have no effect on the vote on such matter.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to our stockholders at least once every six years to determine whether an advisory vote on executive compensation should be held every three, two or one years. In satisfaction of this requirement, stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the option of once every three years, two years, or one year that receives a majority of the number of votes cast for this resolution will be determined to be the preferred frequency with which the Corporation is to hold a stockholder vote to approve the compensation of our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Summary Compensation Table, and the other related tables and disclosure).
The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of these options.
Some have argued for less frequency. They point out that a less frequent vote would allow stockholders to focus on overall compensation design issues rather than details of individual decisions, would align with the goal of compensation programs — such as that of this Corporation — which are designed to reward performance that promotes long-term shareholder value, and would avoid the burden that an annual vote would impose on stockholders required to evaluate the compensation programs of a large number of companies each year.
In our judgment, holding an advisory vote on executive compensation every three years would be appropriate, as a vote every three years will provide us the appropriate time to understand any concerns and other feedback received from our stockholders, thoughtfully evaluate and respond to our stockholders and effectively implement any desired changes to our executive compensation program. An advisory vote every three years will permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.
While an advisory vote on executive compensation may reflect general satisfaction or dissatisfaction with a company’s practices, a dialogue about executive compensation between our stockholders and our Board of Directors or Compensation Committee members can provide a forum that is more conducive to expressing precise views regarding specific compensation practices. Our Board of Directors believes that stockholders should not have to wait for a formal vote at an annual meeting. We encourage our stockholders to convey their compensation concerns to us on a real-time basis and view the advisory vote as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding executive compensation. For more information on how to contact members of our Board of Directors, please see the section entitled “Board Matters and Corporate Governance — Communications with the Board” above.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every three, two, or one years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. To vote on this proposal, you should mark your proxy for three years, two years, or one year, based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

Vote Required
The affirmative vote of a majority of the shares voted for this proposal — every three years, every two years, or every year — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

STOCKHOLDER PROPOSALS
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2021 Annual Meeting of Stockholders must be received by us on or before November 16, 2020 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801, Attention: Secretary.
Stockholder proposals to be presented at our 2021 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2021 Annual Meeting of Stockholders, must be presented and received in accordance with the provisions of our by-laws. Our by-laws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. A stockholder’s notice will be timely if received by us at our principal executive office not less than 90 days (or January 28, 2021) nor more than 120 days (or December 29, 2020) prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date (or March 29, 2021) or more than 60 days after the Anniversary Date (or June 28, 2021), a stockholder’s notice shall be timely if received by us at its principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801, Attention: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Alliance Advisors LLC (“Alliance”) to advise us on certain proposals and to manage the production and distribution of this proxy statement. We may engage them to assist with the solicitation of proxies for the annual meeting. We expect to pay Alliance approximately $30,000 for their services.
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family.

This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Corporation will promptly deliver a separate copy to any stockholder upon written or oral request to the Corporation’s investor relations department at NeuroMetrix, Inc., 4b Gill Street, Woburn, Massachusetts 01801 or by telephone at (781) 890-9989 or by e-mail at neurometrix.ir@neurometrix.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We did not engage in any related person transactions during the years ended December 31, 2019 and December 31, 2018. Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest.

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NEUROMETRIX, INC.

Annual Meeting of Stockholders April 28, 2020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all other prior proxies, hereby appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of common stock, par value $0.0001 per share, of NeuroMetrix, Inc. (the "Corporation") registered in the name provided in this Proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Tuesday, April 28, 2020 at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated March 16, 2020, a copy of which has been received by the undersigned. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

CONTINUED AND TO BE SIGNED ON REVERSE

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

The Proxy Statement and the Corporation's 2019 Annual Report to Stockholders are available at: https://www.viewproxy.com/neurometrix/2020

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2, AND FOR A FREQUENCY OF THREE YEARS IN PROPOSAL 3. IF YOU DO NOT SPECIFY BELOW HOW YOU WANT YOUR SHARES TO BE VOTED, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

   ☐ 3 years ☐ 2 years ☐ 1 year ☐ ABSTAIN

I plan on attending the meeting ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date: ______________________________

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

→ [ ]

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALvote.com/nuro

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.